JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013

GLOSSARY OF TERMS
The following abbreviations and acronyms are used in this report to identify Jersey Central Power & Light Company, and FirstEnergy Corp. and its current and former subsidiaries.

FE	FirstEnergy Corp., a public utility holding company
FESC	FirstEnergy Service Company, which provides legal, financial and other corporate support services
FirstEnergy	FirstEnergy Corp., together with its consolidated subsidiaries
JCP&L	Jersey Central Power & Light Company, a New Jersey electric utility operating subsidiary of FE

The following abbreviations and acronyms are used to identify frequently used terms in this report.
AFS	Available-for-sale
ALJ	Administrative Law Judge
AOCI	Accumulated Other Comprehensive Income
BGS	Basic Generation Service
CERCLA	Comprehensive Environmental Response, Compensation, and Liability Act of 1980
EDC	Electric Distribution Company
EGS	Electric Generation Supplier
ERO	Electric Reliability Organization
FERC	Federal Energy Regulatory Commission
Fitch	Fitch Ratings
GAAP	Accounting Principles Generally Accepted in the United States of America
ICE	IntercontinentalExchange, Inc.
kV	Kilovolt
LCAPP	Long-Term Capacity Agreement Pilot Program
LOC	Letter of Credit
LSE	Load Serving Entity
MISO	Midcontinent Independent System Operator, Inc.
Moody’s	Moody’s Investors Service, Inc.
MW	Megawatt
MWH	Megawatt-hour
NDT	Nuclear Decommissioning Trust
NERC	North American Electric Reliability Corporation
NJBPU	New Jersey Board of Public Utilities
NOV	Notice of Violation
NUG	Non-Utility Generation
OPEB	Other Post-Employment Benefits
PJM	PJM Interconnection LLC
PURPA	Public Utility Regulatory Policies Act of 1978
RFC	ReliabilityFirst Corporation
RPM	Reliability Pricing Model
RTEP	Regional Transmission Expansion Plan
S&P	Standard & Poor’s Ratings Service
TEFA	Transitional Energy Facility Assessment
VIE	Variable Interest Entity

i

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2013	2012	2013	2012
STATEMENTS OF INCOME

REVENUES
Electric sales	$437	$476	$882	$954
Excise tax collections	5	8	12	18
Total revenues	442	484	894	972

OPERATING EXPENSES:
Purchased power	221	254	465	518
Other operating expenses	85	86	169	170
Provision for depreciation	29	27	58	54
Amortization of regulatory assets, net	8	8	14	28
General taxes	10	12	21	27
Total operating expenses	353	387	727	797

OPERATING INCOME	89	97	167	175

OTHER INCOME (EXPENSE):
Miscellaneous income	6	1	9	2
Interest expense	(30)	(30)	(60)	(61)
Capitalized interest	—	1	—	1
Total other expense	(24)	(28)	(51)	(58)

INCOME BEFORE INCOME TAXES	65	69	116	117

INCOME TAXES	27	30	48	52

NET INCOME	$38	$39	$68	$65

STATEMENTS OF COMPREHENSIVE INCOME

NET INCOME	$38	$39	$68	$65

OTHER COMPREHENSIVE LOSS:
Pensions and OPEB prior service costs	(13)	(6)	(18)	(12)
Other comprehensive loss	(13)	(6)	(18)	(12)
Income tax benefits on other comprehensive loss	(5)	(3)	(7)	(7)
Other comprehensive loss, net of tax	(8)	(3)	(11)	(5)

COMPREHENSIVE INCOME	$30	$36	$57	$60

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share amounts)	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Receivables-
Customers, net of allowance for uncollectible accounts of $3 in 2013 and 2012	$221	$221
Affiliated companies	—	1
Other	28	18
Prepaid taxes	99	45
Other	28	27
	376	312
UTILITY PLANT:
In service	5,484	5,479
Less — Accumulated provision for depreciation	1,796	1,820
	3,688	3,659
Construction work in progress	138	103
	3,826	3,762
OTHER PROPERTY AND INVESTMENTS:
Nuclear fuel disposal trust	231	230
Nuclear plant decommissioning trusts	196	201
Other	2	2
	429	433
DEFERRED CHARGES AND OTHER ASSETS:
Goodwill	1,811	1,811
Regulatory assets	798	791
Other	28	29
	2,637	2,631
	$7,268	$7,138
LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES:
Currently payable long-term debt	$37	$36
Short-term borrowings-
Affiliated companies	793	365
Other	—	140
Accounts payable
Affiliated companies	87	272
Other	97	88
Accrued taxes	4	14
Accrued interest	18	18
Other	77	82
	1,113	1,015
CAPITALIZATION:
Common stockholder's equity-
Common stock, $10 par value, authorized 16,000,000 shares - 13,628,447 shares outstanding	136	136
Other paid-in capital	2,011	2,011
Accumulated other comprehensive income	21	32
Retained earnings	132	64
Total common stockholder's equity	2,300	2,243
Long-term debt and other long-term obligations	1,684	1,701
	3,984	3,944
NONCURRENT LIABILITIES:
Accumulated deferred income taxes	1,114	1,089
Power purchase contract liability	246	265
Nuclear fuel disposal costs	197	197
Retirement benefits	232	241
Asset retirement obligation	127	123
Other	255	264
	2,171	2,179
COMMITMENTS, GUARANTEES AND CONTINGENCIES (Note 8)
	$7,268	$7,138

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
(In millions)	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$68	$65
Adjustments to reconcile net income to net cash from operating activities-
Provision for depreciation	58	54
Amortization of regulatory assets, net	14	28
Deferred purchased power and other costs	(30)	(75)
Deferred income taxes and investment tax credits, net	34	64
Retirement benefits	(28)	(19)
Cash collateral, net	3	5
Increase in operating assets-
Receivables	(9)	(10)
Prepayments and other current assets	(55)	(75)
Increase (decrease) in operating liabilities-
Accounts payable	57	(2)
Accrued taxes	(10)	(14)
Accrued compensation	(1)	(8)
Other	5	10
Net cash provided from operating activities	106	23

CASH FLOWS FROM FINANCING ACTIVITIES:
New Financing-
Short-term borrowings, net	288	159
Redemptions and Repayments-
Long-term debt	(16)	(16)
Common stock dividend payments	—	(50)
Other	(1)	—
Net cash provided from financing activities	271	93

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions	(286)	(102)
Sales of investment securities held in trusts	204	165
Purchases of investment securities held in trusts	(213)	(172)
Asset removal costs	(81)	(5)
Other	(1)	(2)
Net cash used for investing activities	(377)	(116)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$—

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

JCP&L is a wholly owned, electric utility subsidiary of FE. JCP&L conducts business in New Jersey by providing regulated electric transmission and distribution services in northern, western and east central New Jersey. JCP&L procures electric supply to serve its BGS customers through a statewide auction process approved by the NJBPU. JCP&L is subject to regulation by the NJBPU and the FERC.

Certain information and disclosures normally included in financial statements and notes prepared in accordance with GAAP have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes included in the JCP&L's Annual Report for the year ended December 31, 2012.

The accompanying interim financial statements are unaudited, but reflect all adjustments, consisting of normal recurring adjustments, that, in the opinion of management, are necessary for a fair presentation of the financial statements. The preparation of financial statements in conformity with GAAP requires management to make periodic estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates. The reported results of operations are not indicative of results of operations for any future period. JCP&L has evaluated events and transactions for potential recognition or disclosure through August 9, 2013, the issuance date of the financial statements.
NEW ACCOUNTING PRONOUNCEMENTS

New accounting pronouncements not yet effective are not expected to have a material effect on JCP&L's financial statements.
2. PENSIONS AND OTHER POSTEMPLOYMENT BENEFITS

JCP&L's net periodic credits for pensions and OPEB costs (including amounts capitalized) were as follows:

	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2013	2012	2013	2012
Pensions	$(2)	$(1)	$(4)	$(2)
OPEB	$(12)	$(5)	$(17)	$(10)

The net periodic pension and OPEB credits (net of amounts capitalized) recognized in earnings by JCP&L were as follows:

	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2013	2012	2013	2012
Pensions	$(1)	$(2)	$(2)	$(3)
OPEB	$(5)	$(2)	$(8)	$(4)
3. TAXES

JCP&L accounts for uncertainty in income taxes recognized in its financial statements. Significant judgment is required in determining JCP&L's income taxes and in evaluating tax positions taken or expected to be taken on its tax returns.

JCP&L recognizes interest expense or income related to uncertain tax positions. That amount is computed by applying the applicable statutory interest rate to the difference between the tax position recognized and the amount previously taken or expected to be taken on the tax return. JCP&L includes net interest and penalties in the provision for income taxes. As of June 30, 2013 and December 31, 2012, JPC&L's accrued interest was not material.

4. VARIABLE INTEREST ENTITIES

JCP&L performs qualitative analyses to determine whether a variable interest gives JCP&L a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. JCP&L consolidates a VIE when it is determined that it is the primary beneficiary.

VIEs included in JCP&L’s consolidated financial statements are wholly owned limited liability companies of JCP&L created to sell transition bonds to securitize the recovery of JCP&L’s bondable stranded costs.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

JCP&L evaluated its power purchase agreements and determined that its contract with a NUG entity may be a VIE since the NUG entity owns a plant that sells substantially all of its output to JCP&L and the contract price for power may be correlated with the plant's variable costs of production. The agreement was entered into pursuant to the PURPA. JCP&L was not involved in the creation of this entity. JCP&L has requested but has been unable to obtain information necessary to determine whether the NUG is a VIE and whether JCP&L is the primary beneficiary because the NUG has determined that such information is proprietary.

Because JCP&L has no equity or debt interests in the NUG entity, its maximum exposure to loss relates primarily to the above-market costs incurred for power. JCP&L expects any above-market costs incurred to be recovered from customers. Purchased power costs related to the contract were $16 million and $14 million for the three months ended June 30, 2013 and 2012, respectively, and $33 million and $26 million for the six months ended June 30, 2013 and 2012, respectively.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

5. FAIR VALUE MEASUREMENTS

RECURRING AND NONRECURRING FAIR VALUE MEASUREMENTS

Authoritative accounting guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy gives the highest priority to Level 1 measurements and the lowest priority to Level 3 measurements. The three levels of the fair value hierarchy and a description of the valuation techniques are as follows:

Level 1	-	Quoted prices for identical instruments in active market

Level 2	-	Quoted prices for similar instruments in active market
	-	Quoted prices for identical or similar instruments in markets that are not active
	-	Model-derived valuations for which all significant inputs are observable market data

Models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures.

Level 3	-	Valuation inputs are unobservable and significant to the fair value measurement

FirstEnergy produces a long-term power and capacity price forecast annually with periodic updates as market conditions change. When underlying prices are not observable, prices from the long-term price forecast, which has been reviewed and approved by FirstEnergy's Risk Policy Committee (see Note 6, Derivative Instruments), are used to measure fair value. A more detailed description of JCP&L's valuation process for NUGs and LCAPPs are as follows:

NUG contracts represent purchased power agreements with third-party non-utility generators that are transacted to satisfy certain obligations under PURPA. NUG contract carrying values are recorded at fair value and adjusted periodically using a mark-to-model methodology, which approximates market. The primary unobservable inputs into the model are regional power prices and generation MWH. Pricing for the NUG contracts is a combination of market prices for the current year and next three years based on observable data and internal models using historical trends and market data for the remaining years under contract. The internal models use forecasted energy purchase prices as an input when prices are not defined by the contract. Forecasted market prices are based on ICE quotes and management assumptions. Generation MWH reflects data provided by contractual arrangements and historical trends. The model calculates the fair value by multiplying the prices by the generation MWH. Generally, significant increases or decreases in inputs in isolation could result in a higher or lower fair value measurement.

LCAPP contracts are financially settled agreements that allow eligible generators to receive payments from, or make payments to, JCP&L pursuant to an annually calculated load-ratio share of the capacity produced by the generator based upon the annual forecasted peak demand as determined by PJM. LCAPP contracts are recorded at fair value and adjusted periodically using a mark-to-model methodology, which approximates market. The primary unobservable input into the model is forecasted regional capacity prices. Pricing for the LCAPP contracts is a combination of PJM RPM capacity auction prices and internal models using historical trends and market data for the remaining years under contract. Capacity prices beyond the 2016/2017 delivery year are developed through a simulation of future PJM RPM auctions. The capacity price forecast assumes a continuation of the current PJM RPM market design and is reflective of the regional peak demand growth and generation fleet additions and retirements that underlie FirstEnergy’s long-term energy price forecast. Generally, significant increases or decreases in inputs in isolation could result in a higher or lower fair value measurement.

JCP&L primarily applies the market approach for recurring fair value measurements using the best information available. Accordingly, JCP&L maximizes the use of observable inputs and minimizes the use of unobservable inputs. There were no changes in valuation methodologies used as of June 30, 2013 from those used as of December 31, 2012. The determination of the fair value measures takes into consideration various factors, including but not limited to, nonperformance risk, counterparty credit risk and the impact of credit enhancements (such as cash deposits, LOCs and priority interests). The impact of these forms of risk was not significant to the fair value measurements.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Transfers between levels are recognized at the end of the reporting period. There were no transfers between levels during the six months ended June 30, 2013. The following tables set forth the recurring assets and liabilities that are accounted for at fair value by level within the fair value hierarchy.

Recurring Fair Value Measurements	June 30, 2013				December 31, 2012
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets	(In millions)
Corporate debt securities	$—	$136	$—	$136	$—	$142	$—	$142
Derivative assets - NUG contracts(1)	—	—	1	1	—	—	1	1
Equity securities(2)	26	—	—	26	—	—	—	—
Foreign government debt securities	—	14	—	14	—	17	—	17
U.S. government debt securities	—	5	—	5	—	5	—	5
U.S. state debt securities	—	229	—	229	—	232	—	232
Other(3)	—	14	—	14	—	32	—	32
Total assets	$26	$398	$1	$425	$—	$428	$1	$429

Liabilities
Derivative liabilities - NUG contracts(1)	$—	$—	$(88)	$(88)	$—	$—	$(121)	$(121)
Derivative liabilities - LCAPP contracts(1)	—	—	(158)	(158)	—	—	(144)	(144)
Total liabilities	$—	$—	$(246)	$(246)	$—	$—	$(265)	$(265)

Net assets (liabilities)(4)	$26	$398	$(245)	$179	$—	$428	$(264)	$164

(1)	NUG and LCAPP contracts are generally subject to regulatory accounting treatment and do not impact earnings.

(2)	NDT funds hold equity portfolios whose performance is benchmarked against the Alerian MLP Index.

(3)	Primarily consists of short-term cash investments.

(4)	Excludes $3 million as of June 30, 2013 and December 31, 2012 of receivables, payables, taxes and accrued income associated with financial instruments reflected within the fair value table.

Rollforward of Level 3 Measurements

The following table provides a reconciliation of changes in the fair value of NUG and LCAPP contracts held by JCP&L and classified as Level 3 in the fair value hierarchy for the periods ended June 30, 2013 and December 31, 2012.

	NUG Contracts(1)			LCAPP Contracts(1)
	Derivative Assets	Derivative Liabilities	Net	Derivative Assets	Derivative Liabilities	Net
	(in millions)
January 1, 2012 Balance	$4	$(147)	$(143)	$—	$—	$—
Unrealized gain (loss)	(3)	(27)	(30)	—	1	1
Purchases	—	—	—	—	(145)	(145)
Settlements	—	53	53	—	—	—
December 31, 2012 Balance	$1	$(121)	$(120)	$—	$(144)	$(144)
Unrealized gain (loss)	—	6	6	—	(14)	(14)
Settlements	—	27	27	—	—	—
June 30, 2013 Balance	$1	$(88)	$(87)	$—	$(158)	$(158)

(1)	Changes in the fair value of NUG and LCAPP contracts are subject to regulatory accounting treatment and do not impact earnings.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Level 3 Quantitative Information

The following table provides quantitative information for NUG and LCAPP contracts held by JCP&L that are classified as Level 3 in the fair value hierarchy for the period ended June 30, 2013.

	Fair Value, Net (In millions)	Valuation Technique	Significant Input	Range	Weighted Average	Units
NUG Contracts	$(87)	Model	Generation Electricity regional prices	63,000 to 803,000 $50.50 to $59.50	169,000 $55.50	MWH Dollars/MWH
LCAPP Contracts	$(158)	Model	Regional capacity prices	$158.60 to $187.60	$171.20	Dollars/MW-Day

INVESTMENTS

All temporary cash investments purchased with an initial maturity of three months or less are reported as cash equivalents on the Consolidated Balance Sheets at cost, which approximates their fair market value. Investments other than cash and cash equivalents include AFS securities.

The NDTs and nuclear fuel disposal trusts are subject to regulatory accounting, and therefore, net unrealized gains and losses are recorded as regulatory assets or liabilities because the difference between investments held in the trusts and the decommissioning liabilities is expected to be recovered from or refunded to customers.

The investment policy for the NDT funds restricts or limits the trusts' ability to hold certain types of assets including private or direct placements, warrants, securities of FirstEnergy, investments in companies owning nuclear power plants, financial derivatives, securities convertible into common stock and securities of the trust funds' custodian or managers and their parents or subsidiaries.

AFS Securities

JCP&L holds debt securities within its NDT and nuclear fuel disposal trusts. These trust investments are considered AFS securities and recognized at fair market value. JCP&L has no securities held for trading purposes.

The following table summarizes the amortized cost basis, unrealized gains (there were no unrealized losses) and fair values of investments held in NDT and nuclear fuel disposal trusts as of June 30, 2013 and December 31, 2012.

	June 30, 2013(1)			December 31, 2012(1)
	Cost Basis	Unrealized Gains	Fair Value	Cost Basis	Unrealized Gains	Fair Value
	(In millions)
Debt securities	$375	$7	$382	$382	$11	$393
Equity securities	25	1	26	—	—	—

(1)	Excludes short-term cash investments of $19 million and $38 million as of June 30, 2013 and December 31, 2012, respectively.

Proceeds from the sale of investments in AFS securities, realized gains and losses on those sales and interest and dividend income for the three months and six months ended June 30, 2013 and 2012 were as follows:

Three Months Ended	Sale Proceeds	Realized Gains	Realized Losses	Interest and Dividend Income
	(In millions)
June 30, 2013	$109	$1	$(1)	$4
June 30, 2012	$70	$1	$(1)	$3

Six Months Ended	Sale Proceeds	Realized Gains	Realized Losses	Interest and Dividend Income
	(In millions)
June 30, 2013	$204	$1	$(2)	$8
June 30, 2012	$165	$2	$(2)	$7

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

LONG-TERM DEBT AND OTHER LONG-TERM OBLIGATIONS

All borrowings with initial maturities of less than one year are defined as short-term financial instruments under GAAP and are reported as Short-term borrowings on the Consolidated Balance Sheets at cost. Since these borrowings are short-term in nature, JCP&L believes that their costs approximate their fair market value. The following table provides the approximate fair value and related carrying amounts of long-term debt, excluding capital lease obligations and net unamortized premiums and discounts as of June 30, 2013 and December 31, 2012.

	June 30, 2013		December 31, 2012
(In millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-term debt	$1,726	$1,878	$1,743	$2,059

The fair values of long-term debt reflect the present value of the cash outflows relating to those securities based on the current call price, the yield to maturity or the yield to call, as deemed appropriate at the end of each respective period. The yields assumed were based on securities with similar characteristics offered by corporations with credit ratings similar to those of JCP&L. JCP&L classified long-term debt as Level 2 in the fair value hierarchy as of June 30, 2013 and December 31, 2012.
6. DERIVATIVE INSTRUMENTS

JCP&L is exposed to financial risks resulting from fluctuating interest rates and commodity prices, including prices for electricity, natural gas, coal and energy transmission. To manage the volatility relating to these exposures, FE’s Risk Policy Committee, comprised of senior management, provides general management oversight for risk management activities throughout FE, including JCP&L. The Risk Policy Committee is responsible for promoting the effective design and implementation of sound risk management programs and oversees compliance with corporate risk management policies and established risk management practice.

NUG contracts are reflected on the Consolidated Balance Sheets at fair value and have not been designated in a hedging relationship. NUG contracts represent purchased power agreements with third-party non-utility generators that are transacted to satisfy certain obligations under PURPA. Changes in the fair value of NUG contracts are subject to regulatory accounting treatment and do not impact earnings.

The LCAPP law was enacted in New Jersey during 2011 to promote the construction of qualified electric generation facilities. JCP&L maintains two LCAPP contracts, which are financially settled agreements that allow eligible generators to receive payments from, or make payments to, JCP&L pursuant to an annually calculated load-ratio share of the capacity produced by the generator based upon the annual forecasted peak demand as determined by PJM. JCP&L expects to recover from its customers payments made to the generators and give credit to customers for payments from the generators under these contracts. As a result, the projected future obligations for the LCAPP contracts are reflected on the Consolidated Balance Sheets as derivative liabilities with a corresponding regulatory asset. Since the LCAPP contracts are subject to regulatory accounting, changes in their fair value do not impact earnings.

JCP&L records the fair value of derivative instruments on a gross basis. None of the derivative instruments have been designated in a hedging relationship and none of the counterparties to these contracts require collateral to mitigate credit exposure. The portfolio of derivative instruments does not allow for the offsetting of derivative assets and derivative liabilities. The following table summarizes the fair value and classification of derivative instruments on JCP&L’s Consolidated Balance Sheets.

Derivative Assets			Derivative Liabilities
	Fair Value			Fair Value
	June 30, 2013	December 31, 2012		June 30, 2013	December 31, 2012
	(In millions)			(In millions)

Deferred Charges and Other Assets - Other			Noncurrent Liabilities - Power Purchase Contract Liability
NUGs	$1	$1	NUGs	$(88)	$(121)
			LCAAP	(158)	(144)
				$(246)	$(265)

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table summarizes the volumes associated with JCP&L’s outstanding derivative transactions as of June 30, 2013.

	Purchases	Units
	(In millions)
NUGs	1	MWH
LCAPP	408	MW
7. REGULATORY MATTERS

NEW JERSEY

JCP&L currently provides BGS for retail customers who do not choose a third party EGS and for customers of third party EGSs that fail to provide the contracted service. The supply for BGS, which is comprised of two components, is provided through contracts procured through separate, annually held descending clock auctions, the results of which are approved by the NJBPU. One BGS component and auction, reflecting hourly real time energy prices, is available for larger commercial and industrial customers. The other BGS component and auction, providing a fixed price service, is intended for smaller commercial and residential customers. All New Jersey EDCs participate in this competitive BGS procurement process and recover BGS costs directly from customers as a charge separate from base rates.

On September 7, 2011, the Division of Rate Counsel filed a Petition with the NJBPU asserting that it has reason to believe that JCP&L is earning an unreasonable return on its New Jersey jurisdictional rate base. The Division of Rate Counsel requested that the NJBPU order JCP&L to file a base rate case petition so that the NJBPU may determine whether JCP&L's current rates for electric service are just and reasonable. In its written Order issued July 31, 2012, the NJBPU found that a base rate proceeding "will assure that JCP&L's rates are just and reasonable and that JCP&L is investing sufficiently to assure the provision of safe, adequate and proper utility service to its customers" and ordered JCP&L to file a base rate case using a historical 2011 test year. The rate case petition was filed on November 30, 2012. In the filing, JCP&L requested approval to increase its revenues by approximately $31.5 million and reserved the right to update the filing to include costs associated with the impact of Hurricane Sandy. The NJBPU has transmitted the case to the New Jersey Office of Administrative Law for further proceedings and an ALJ has been assigned. On February 22, 2013, JCP&L updated its filing to request recovery of $603 million of distribution-related Hurricane Sandy restoration costs, resulting in increasing the total revenues requested to approximately $112 million. On June 14, 2013, JCP&L further updated its filing to: 1) include the impact of a depreciation study which had been directed by the NJBPU; 2) remove costs associated with 2012 major storms, consistent with the NJBPU orders establishing a generic proceeding to review 2011 and 2012 major storm costs (discussed below); and 3) reflect other revisions to JCP&L's filing. The updated filing now represents an increase of approximately $20.6 million over the revenues produced by our existing base rates. Testimony has also been filed in the matter by the Division of Rate Counsel and several other intervening parties in opposition to the base rate increase JCP&L requested. Specifically, the testimony of the Division of Rate Counsel's witnesses recommended that revenues produced by JCP&L's base rates for electric service be reduced by approximately $202.8 million (such amount did not address the revenue requirements associated with major storm events of 2011 and 2012, which are subject to review in the generic proceeding). Hearings are currently scheduled in the rate case for mid-September through mid-November. JCP&L filed its rebuttal testimony on August 7, 2013.

On March 20, 2013, the NJBPU ordered that a generic proceeding be established to investigate the prudence of costs incurred by all New Jersey utilities for service restoration efforts associated with the major storm events of 2011 and 2012. The Order provided that if any utility had already filed a proceeding for recovery of such storm costs, to the extent the amount of approved recovery had not yet been determined, the prudence of such costs would be reviewed in the generic proceeding. On May 31, 2013, the NJBPU clarified its earlier order to indicate that the 2011 major storm costs would be reviewed expeditiously in the generic proceeding with the goal of maintaining the base rate case schedule established by the ALJ where recovery of such costs would be addressed. The NJBPU further indicated in the May 31 clarification that it would review the 2012 major storm costs in the generic proceeding and the recovery of such costs would be considered through a Phase II in the existing base rate case or through another appropriate method to be determined at the conclusion of the generic proceeding. On June 21, 2013, consistent with NJBPU's orders, JCP&L filed the detailed report in support of recovery of major storm costs with the NJBPU. JCP&L intends to vigorously pursue its position in the base rate case and full recovery of the costs associated with the major storm events of 2011 and 2012 but cannot predict the outcome of these proceedings.

Pursuant to a formal Notice issued by the NJBPU on September 14, 2011, public hearings were held in September 2011 to solicit comments regarding the state of preparedness and responsiveness of New Jersey's EDCs prior to, during, and after Hurricane Irene, with additional hearings held in October 2011. Additionally, the NJBPU accepted written comments through October 28, 2011 related to this inquiry. On December 14, 2011, the NJBPU Staff filed a report of its preliminary findings and recommendations with respect to the electric utility companies' planning and response to Hurricane Irene and the October 2011 snowstorm. The NJBPU selected a consultant to further review and evaluate the New Jersey EDCs' preparation and restoration efforts with respect to Hurricane Irene and the October 2011 snowstorm, and the consultant's report was submitted to and subsequently accepted by the NJBPU on September 12, 2012. JCP&L submitted written comments on the report. On January 24, 2013, based upon recommendations in its consultant's report, the NJBPU ordered the New Jersey EDCs to take a number of specific actions to

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

improve their preparedness and responses to major storms. The order includes specific deadlines for implementation of measures with respect to preparedness efforts, communications, restoration and response, post event and underlying infrastructure issues. On May 31, 2013, the NJBPU ordered that the New Jersey EDCs implement a series of new communications enhancements intended to develop more effective communications among EDCs, municipal officials, customers and the NJBPU during extreme weather events and other expected periods of extended service interruptions. The new requirements include making information regarding estimated times of restoration available on the EDC's web sites and through other technological expedients. JCP&L is implementing the required measures consistent with the schedule set out in the above NJBPU orders.

RELIABILITY MATTERS

Federally-enforceable mandatory reliability standards apply to the bulk electric system and impose certain operating, record-keeping and reporting requirements on JCP&L. NERC is the ERO designated by FERC to establish and enforce these reliability standards, although NERC has delegated day-to-day implementation and enforcement of these reliability standards to eight regional entities, including RFC. All of JCP&L's facilities are located within the RFC region. JCP&L actively participates in the NERC and RFC stakeholder processes, and otherwise monitors and manages its companies in response to the ongoing development, implementation and enforcement of the reliability standards implemented and enforced by RFC.

JCP&L believes that it is in compliance with all currently-effective and enforceable reliability standards. Nevertheless, in the course of operating its extensive electric utility systems and facilities, JCP&L occasionally learns of isolated facts or circumstances that could be interpreted as excursions from the reliability standards. If and when such items are found, JCP&L develops information about the item and develops a remedial response to the specific circumstances, including in appropriate cases “self-reporting” an item to RFC. Moreover, it is clear that the NERC, RFC and FERC will continue to refine existing reliability standards as well as to develop and adopt new reliability standards. Any inability on JCP&L's part to comply with the reliability standards for its bulk power system could result in the imposition of financial penalties that could have a material adverse effect on its financial condition, results of operations and cash flows.

FERC MATTERS

PJM Transmission Rate

PJM and its stakeholders have been debating the proper method to allocate costs for new transmission facilities. While FirstEnergy and other parties advocated for a traditional "beneficiary pays" (or usage based) approach, others advocate for “socializing” the costs on a load-ratio share basis - each customer in the zone would pay based on its total usage of energy within PJM. On August 6, 2009, the U.S. Court of Appeals for the Seventh Circuit found that FERC had not supported a prior FERC decision to allocate costs for new 500 kV and higher voltage facilities on a load ratio share basis and, based on that finding, remanded the rate design issue to FERC. In an order dated January 21, 2010, FERC set this matter for a “paper hearing” and requested parties to submit written comments. FERC identified nine separate issues for comment and directed PJM to file the first round of comments. PJM filed certain studies with FERC on April 13, 2010, which demonstrated that allocation of the cost of high voltage transmission facilities on a beneficiary pays basis results in certain LSEs in PJM bearing the majority of the costs. FirstEnergy and a number of other utilities, industrial customers and state utility commissions supported the use of the beneficiary pays approach for cost allocation for high voltage transmission facilities. Other utilities and state utility commissions supported continued socialization of these costs on a load ratio share basis. On March 30, 2012, FERC issued an order on remand reaffirming its prior decision that costs for new transmission facilities that are rated at 500 kV or higher are to be collected from all transmission zones throughout the PJM footprint by means of a postage-stamp (or socialization) rate based on the amount of load served in a transmission zone and concluding that such methodology is just and reasonable and not unduly discriminatory or preferential. On April 30, 2012, FirstEnergy requested rehearing of FERC's March 30, 2012 order and on March 22, 2013, FERC denied rehearing. On March 29, 2013, FirstEnergy filed its Petition for Review with the U.S. Court of Appeals for the Seventh Circuit. The PUCO and ICC also filed for review with that court. The Dayton Power & Light Company filed a Petition for Review with the U.S. Court of Appeals for the D.C. Circuit, and on May 2, 2013, FirstEnergy intervened in that proceeding. These appeals have been consolidated for briefing and disposition in the Seventh Circuit.

Order No. 1000, issued by FERC on July 21, 2011, required the submission of a compliance filing by PJM or the PJM transmission owners demonstrating that the cost allocation methodology for new transmission projects directed by the PJM Board of Managers satisfied the principles set forth in the order. To demonstrate compliance with the regional cost allocation principles of the order, the PJM transmission owners, including FirstEnergy, submitted a filing to FERC on October 11, 2012, proposing a hybrid method of 50% beneficiary pays and 50% postage stamp to be effective for RTEP projects approved by the PJM Board of Managers on, and after, the effective date of the compliance filing. On January 31, 2013, FERC conditionally accepted the hybrid method to be effective on February 1, 2013, subject to refund and to a future order on PJM's separate Order No. 1000 compliance filing. On March 22, 2013, FERC granted final acceptance of the hybrid method. Certain parties have sought rehearing of parts of FERC's March 22, 2013 order. These requests for rehearing are pending before FERC. On July 10, 2013, the PJM transmission owners, including JCP&L, submitted filings to FERC setting forth the cost allocation method for projects that cross the borders between: (1) the PJM region and the New York Independent System Operator region and; (2) the PJM region and the FERC-jurisdictional members of the Southeastern Regional Transmission Planning region. These filings propose to allocate the cost of these interregional transmission projects based on the costs of projects that would have otherwise been constructed separately in each region. On

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

the same date, also in response to Order No. 1000, the PJM transmission owners, including JCP&L, also submitted to FERC a filing stating that the cost allocation provisions for interregional transmission projects provided in the Joint Operating Agreement between PJM and MISO comply with the requirements of Order No. 1000.

Yards Creek

The Yards Creek Pumped Storage Project is a 400 MW hydroelectric project located in Warren County, New Jersey. JCP&L owns an undivided 50% interest in the project, and operates the project. PSEG Fossil, LLC owns the remaining interest in the plant. The project was constructed in the early 1960s, and became operational in 1965. FERC issued a license for authorization to operate the project. The previous license expired on February 28, 2013. On May 9, 2013, FERC issued the new license for a term of 40 years. JCP&L and PSEG have notified FERC of their acceptance of the license and are implementing the license conditions.
8. COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS

Various federal, state and local authorities regulate FirstEnergy with regard to air and water quality and other environmental matters. Compliance with environmental regulations could have a material adverse effect on FirstEnergy's earnings and competitive position to the extent that FirstEnergy competes with companies that are not subject to such regulations and, therefore, do not bear the risk of costs associated with compliance, or failure to comply, with such regulations.

CAA Compliance

In January 2009, the EPA issued an Notice of Violation, or NOV, to GenOn Energy, Inc. alleging NSR violations at the coal-fired Portland Generation Station based on “modifications” dating back to 1986. The NOV also alleged NSR violations at the Keystone and Shawville coal-fired plants based on “modifications” dating back to 1984. JCP&L, as a former minority owner of the Keystone facility during such period, is unable to predict the outcome of this matter or estimate the possible loss or range of loss.

LEGAL PROCEEDINGS

Certain of FirstEnergy's utilities have been named as potentially responsible parties at waste disposal sites, which may require cleanup under the CERCLA. Allegations of disposal of hazardous substances at historical sites and the liability involved are often unsubstantiated and subject to dispute; however, federal law provides that all potentially responsible parties for a particular site may be liable on a joint and several basis. Environmental liabilities that are considered probable have been recognized on the Consolidated Balance Sheet as of June 30, 2013 based on estimates of the total costs of cleanup, FE's and its subsidiaries' proportionate responsibility for such costs and the financial ability of other unaffiliated entities to pay. Total liabilities of approximately $82 million have been accrued by JCP&L through June 30, 2013. Included in the total are accrued liabilities for environmental remediation of former manufactured gas plants and gas holder facilities in New Jersey, which are being recovered by JCP&L through a non-bypassable SBC. FirstEnergy or its subsidiaries could be found potentially responsible for additional amounts or additional sites, but the possible losses or range of losses cannot be determined or reasonably estimated at this time.

There are various lawsuits, claims (including claims for asbestos exposure) and proceedings related to JCP&L's normal business operations pending against JCP&L and its subsidiaries. The potentially material items are described under Note 7, Regulatory Matters of the Notes to Consolidated Financial Statements.

JCP&L accrues legal liabilities only when it concludes that it is probable that it has an obligation for such costs and can reasonably estimate the amount of such costs. In cases where JCP&L determines that it is not probable, but reasonably possible that it has a material obligation, it discloses such obligations and the possible loss or range of loss if such estimate can be made. If it were ultimately determined that JCP&L or its subsidiaries have legal liability or are otherwise made subject to liability based on any of the matters referenced above, it could have a material adverse effect on JCP&L's or its subsidiaries' financial condition, results of operations and cash flows.